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                                                                    Exhibit 3.27

                          CERTIFICATE OF INCORPORATION
                                       OF
                         WING INDUSTRIES HOLDINGS, INC.

                                   ARTICLE ONE

                      The name of this Corporation (hereinafter called the "Corporation") is Wing Industries Holdings, Inc.

                                   ARTICLE TWO

                      The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE THREE

                      The nature of the business and the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                      The total number of shares of capital stock which the Corporation shall have authority, to be exercised by the Board of Directors, to issue is 227,000 shares consisting of 200,000 shares of Class A common stock, par value $.01 per share (the "Common Stock"), 25,000 shares of Class B non-voting common stock, par value $.01 per share (the "Nonvoting Common Stock"), and 2,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The express terms and provisions of the Common Stock, the Nonvoting Common Stock and the Preferred Stock are as follows:

              A.      VOTING RIGHTS.

                      1. COMMON STOCK. With respect to all matters upon which
              stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Common Stock held in his or her name.

                      2. NON-VOTING COMMON STOCK. Except as required by the
              General Corporation Law of the State of Delaware, the holders of Non-voting Common Stock shall have no voting power whatsoever, and no holder of Nonvoting Common Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the stockholders thereof or be entitled to notification as to any meeting of the Board of Directors of the Corporation or the stockholders.

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              B. OTHER RIGHTS. Except as required by the General Corporation Law of the State of Delaware or as otherwise provided herein, each share of Common Stock and each share of Non-voting Common Stock shall be identical in all respects.

              C. CONVERSION OF NON-VOTING COMMON STOCK. The holder of any shares of the Non-voting Common Stock shall have the right, at such holder's option, to convert all or any number of such shares of Non-voting Common Stock into such equal number of fully paid and nonassessable shares of Common Stock as herein provided at any time and from time to time.

                      1. CONVERSION NOTICE. The holder of any shares of
              Non-voting Common Stock may exercise the conversion right provided in this Section C by giving written notice (the "Conversion Notice") to the Corporation stating the number of shares of Non-voting Common Stock to be converted (the "Non-voting Conversion Shares"), the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the stock certificate or stock certificates representing the Non-voting Conversion Shares, duly endorsed to the Corporation or endorsed in blank.

                      2. ISSUANCE OF COMMON STOCK UPON CONVERSION. Conversion
              shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within ten (10) business days after receipt of the Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, to the address designated by the holder of the Non-voting Conversion Shares in the Conversion Notice, a stock certificate or stock certificates of the Corporation representing the number of shares of Common Stock to which such holder is entitled and a check or cash in payment of accrued and unpaid dividends with respect to the Non-voting Conversion Shares. In the event that only a portion of the number of shares of Non-voting Common Stock represented by a stock certificate surrendered for conversion shall be Non-voting Conversion Shares, the Corporation shall issue and deliver in the manner aforesaid to the holder of the stock certificate so surrendered for conversion, at the expense of the Corporation, a new stock certificate for the number of unconverted shares of Non-voting Common Stock.

                      3. REORGANIZATION AND RECAPITALIZATION. In case of any
              capital reorganization, any reclassification of other stock of the Corporation (other than as a result of a stock dividend) or the consolidation or merger of the Corporation with or into another person or entity (other than a merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or the sale, exchange, lease, transfer or other disposition or stock exchange (each a Recapitalization Transaction"), the Non-voting Common Stock shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed or which was the corporation whose securities were exchanged for those of the Corporation to which the holder of the number of shares of Common Stock deliverable

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              (at the close of business on the date immediately preceding the effective date of such Recapitalization Transaction) upon conversion of such shares of Non-voting Common Stock would have been entitled upon such Recapitalization Transaction. The provisions of this Section C.3. shall similarly apply to successive Recapitalization Transactions.

                      4. ISSUANCE OF SHARES. Fractional shares of Non-voting
              Common Stock or scrip shall be issued, where necessary, upon conversion of shares of Non-voting Common Stock. If more than one share of Non-voting Common Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Non-voting Common Stock so surrendered.

                      5. TAXES.  The Corporation shall pay all documentary,
              stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of stock of the Corporation upon conversion of any shares of Non-voting Common Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares Non-voting Common Stock in respect of which such shares are being issued.

                      6. RESERVATION OF SHARES. The Corporation shall at all
              times reserve and keep available, free from preemptive rights, unissued shares of Common Stock sufficient to effect the conversion of all the issued and outstanding shares of Non-voting Common Stock.

              D. PREFERRED STOCK. Authorized and unissued shares of Preferred Stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of such shares of Preferred Stock in one or more series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of all shares of any such series. Without limiting the generality of the foregoing, as to each such series of Preferred Stock, the Board of Directors is authorized to fix or to alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, rights to subscribe for or purchase any securities of the Corporation or any other corporation, and the number of shares constituting such series or any or all of them all as shall be determined from time to time by the Board of Directors and as shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock. The Board of Directors may increase or decrease the number of shares in any such series after the issuance of shares of that series, but not below the number of shares of such series then outstanding. If the number of shares of any such series is so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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                                  ARTICLE FIVE

         The number of directors which shall constitute the whole Board of Directors of the Corporation shall be determined pursuant to the By-Laws of the Corporation as provided therein. Elections of directors need not be by written ballot.

                                   ARTICLE SIX

                      In furtherance and not in limitation of the powers conferred by statute and in accordance with any relevant provisions of the By-Laws, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

                                  ARTICLE SEVEN

                      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE EIGHT

                      The Corporation shall indemnify all directors and officers of the Corporation, to the full extent permitted by the General Corporation Law of the State of Delaware and as provided in the By-Laws of the Corporation, from and against any and all expenses, liabilities or other matters. The Corporation may indemnify, to the full extent permitted by the General Corporation Law of the State of Delaware and as provided in the By-laws of the Corporation, any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matters.

                                  ARTICLE NINE

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Nine shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article Nine shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal. Any

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repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the Corporation existing under this Certificate of Incorporation.

                                   ARTICLE TEN

                      Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                 ARTICLE ELEVEN

                      The name and mailing address of the incorporator are James G. Turner, c/o Ardshiel, Inc., 230 Park Avenue,
New York, New York 10169.

                      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and, accordingly, have hereunto set my hand this 17th day of October, 1996.


                                         /s/ James G. Turner
                                         -----------------------------
                                         James G. Turner


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            THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.



SoftSolution Network ID: NY-177423.1   Type: CER

07/23/99 10:7 PM


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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WING INDUSTRIES HOLDINGS, INC.


                  Wing Industries Holdings, Inc., a Delaware corporation (the "Corporation"), certifies that:

        1. The Board of Directors of the Corporation, by unanimous written consent of its members dated the date hereof, filed with the minutes of the Board of Directors, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                           RESOLVED, that Article Four of the Certificate of
                  Incorporation be amended by deleting the first sentence of Article Four in its entirety and by substituting in lieu thereof the following new first sentence of Article Four:

                                    "The total number of shares of capital stock
                           which the Corporation shall have authority, to be exercised by the Board of Directors, to issue is 327,000 shares consisting of 225,000 shares of Class A common stock, par value $.01 per share (the "Common Stock"), 100,000 shares of Class B non-voting common stock, par value $.01 per share (the "Non-voting Common Stock"), and 2,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")."

                  and be it further;

                           RESOLVED, that such amendment is hereby declared
                  advisable and is hereby submitted to the stockholders of the Corporation with a recommendation for its approval; the appropriate officers of the Corporation are directed to file such amendment with the Secretary of State of the State of Delaware.

        2. In lieu of a meeting and vote of the stockholders, the sole stockholder by unanimous written consent dated the date hereof, consented to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

        3. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

                  IN WITNESS WHEREOF, the undersigned does hereby make this certificate, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true and, accordingly, has executed this certificate this 1st day of October, 1998.

                                    WING INDUSTRIES HOLDINGS, INC.


                                    By:  /s/ James G. Turner
                                         ------------------------------
                                         Name: James G. Turner
                                         Title: Vice President and
                                                Secretary

                              CERTIFICATE OF AMENDMENT
                                          TO
                             CERTIFICATE OF INCORPORATION
                                          OF
                            WING INDUSTRIES HOLDINGS, INC.


          Wing Industries Holdings, Inc., a Delaware corporation (the "Corporation"), certifies that:

    1. The Board of Directors of the Corporation, by unanimous written consent of its members dated the date hereof, filed with the minutes of the Board of Directors, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

               RESOLVED, that Article Four of the Certificate of Incorporation be amended by deleting the first sentence of Article Four in its entirety and by substituting in lieu thereof the following new first sentence of Article Four:

                    "The total number of shares of capital stock which the
               Corporation shall have authority, to be exercised by the Board of Directors, to issue is 402,000 shares consisting of 225,000 shares of Class A common stock, par value $.01 per share (the "Common Stock"), 175,000 shares of Class B non-voting common stock, par value $.01 per share (the "Non-voting Common Stock"), and 2,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")."

          and be it further;

               RESOLVED, that such amendment is hereby declared advisable and is hereby submitted to the stockholders of the Corporation with a recommendation for its approval; the appropriate officers of the Corporation are directed to file such amendment with the Secretary of State of the State of Delaware.

    2. In lieu of a meeting and vote of the stockholders, the stockholders, by unanimous written consent dated the date hereof, consented to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

    3. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the undersigned does hereby make this certificate, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true and, accordingly, has executed this certificate this 1st day of October 1998.

                              WING INDUSTRIES HOLDINGS, INC.



                              By:  /s/ Mike Quadhamer
                                  -------------------------------
                                   Name: Mike Quadhamer
                                   Title: Chief Financial Officer